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                                                                                                                 EXHIBIT 21.1


                                     INTERNATIONAL LOGISTICS LIMITED AND SUBSIDIARIES
                                                    ORGANIZATIONAL CHART

                                              International Logistics Limited
                                                         (Delaware)

LIW Holdings Corp.     The Bekins Company         LEP Profit          ILLCAN, Inc.     ILLSCOT, Inc.     Matrix International
  (Delaware)               (Delaware)         International, Inc.      (Delaware)       (Delaware)         Logistics, Inc.
                                                  (Delaware)                                                  (Delaware)

                                                                      90%              10%

 See Schedule A          See Schedule B          See Schedule C                                             See Schedule D

                                                                        LEP International, Co.
                                                                         (Canada; Nova Scotia
                                                                          unlimited liabilty
                                                                                company)

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SCHEDULE A

                                            LIW HOLDINGS CORP.
                                               (DELAWARE)

                                            LEP International
                                               Worldwide
                                             Limited (U.K.)
                                            (United Kingdom)

LEP International     LEP International,     LEP International     LEP International     LEP International
     Limited                 S.A.            (Far East) Limited       (S) Pte Ltd        Philippines, Inc.
(United Kingdom)           (Spain)              (Hong Kong)           (Singapore)          (Philippines)

             LEP Albarelli        LEP International      LEP International       AB Olson &
                 S.P.A.                 B.V.                   GmbH                Wright
                (Italy)              Netherlands             (Germany)            (Sweden)

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SCHEDULE B
                             The Bekins Company
                                  (Delaware)

                          Bekins Van Lines Company
                                  (Nebraska)

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SCHEDULE C

                            LEP Profit International, Inc.
                                     (Delaware)

LEP Fairs, Inc.     Airfreight Consolidators     LEP Profit International, Inc.
  (Georgia)           International, Inc.                (Puerto Rico)
                           (New York)

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SCHEDULE D

                          Matrix International Logistics
                                        Inc.
                                     (Delaware)

Bay Area Matrix, Inc.   L.A. Matrix, Inc.    Southwest Matrix,   Matrix CT Inc.
   (Delaware)             (Delaware)              Inc.            (Delaware)
                                               (Delaware)